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                                                                    EXHIBIT 3.3


                                       CERTIFICATE OF AMENDMENT
                                                   OF
                                     CERTIFICATE OF INCORPORATION
                                                   OF
                                        SECURFONE AMERICA, INC.


         SecurFone America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST:      That the Board of Directors of the Corporation, by the
unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that the stockholders hereby authorize the Corporation to file the following Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware:

                  Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                 "FIRST:     The name of the Corporation is The IXATA Group,
Inc."

         SECOND:     That in lieu of a meeting, the amendment of the
Corporation's Certificate of Incorporation was duly adopted by the written consent of the holders of a majority of the outstanding shares of the Corporation entitled to vote on the matter.

         THIRD:       That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer this 31st day of January, 2000.

                                       /s/ Paul B. Silverman
                                       -----------------------
                                       Paul B. Silverman,
                                       Chief Executive Officer